THIS AMENDING AGREEMENT is made effective the 10th day of January, 2005.

BETWEEN:

Shandong Jinpeng Copper Co., Ltd., (hereinafter referred to as Party A), registration number 3723301800059, registered in Shandong province, China, and its legal address is at Zouping, Shandong Province, People’s Republic of China.

AND

Terra Nostra Technology Ltd. (hereinafter referred to as Party B), a Nevada corporation with its common shares listed for trading on the United Sates Over the Counter Bulletin Board (“OTC/BB”) under the trading symbol TNRL, and having an office address of Suite 2818-1 Place Ville Marie, Montreal, Quebec, H3B 4R4 Canada

WHEREAS:

A.

Under a Joint Venture Contract dated December 11th 2004, Party A & Party B agreed to establish a new Chinese Foreign Joint Venture Company, Shandong Terra Nostra-Jinpeng Metallurgical Co., Ltd., (“Joint Venture”), whereby Party A will fulfill its investment in the Joint Venture by contributing existing fixed assets representing 49% of the Joint Venture, and Party B will fulfill its investment in the Joint Venture by contributing cash or in kind, representing 51% of the Joint Venture.

B.

Further to the Joint Venture, the Parties prepared the Articles of Association for Shandong Terra Nostra-Jinpeng Metallurgical Co., Ltd., dated December 11th 2004 (“Articles of Association”), in accordance with the provisions of the previously signed Sino-Foreign Joint Venture.

C.

The Parties hereto have variously agreed to amend the terms and conditions of the Joint Venture Contract and Articles of Association as follows:

WITNESS IN CONSIDERATION of the mutual covenants and conditions herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.

Defined Terms

All defined terms in the Joint Venture Contract and Articles of Association shall have the same meaning in this Agreement save and except as specifically amended under this Agreement.

2.

Amendments to Joint Venture Contract

The Parties agree to amend the Joint Venture Contract as follows:

2.1

Article 3.2 is hereby deleted in its entirety and replaced with:

Article 3.2: The name of the Joint Venture

English: Shandong Terra Nostra- Jinpeng Metallurgical Co. Ltd.

Chinese: 山東環球 – 金鵬金屬有限公司

Its registered office is Zouping, Shandong Province, China.

2.2

Article 4.2 is hereby deleted in its entirety, and replaced with the following Article:

Article 4.2

The business scope of the Joint Venture is as follows:

•

Copper products and Copper Processing

•

Other production capabilities or capacity, for which asset acquisition and/or construction will have commenced and/or have been completed as at the date of the issuance of the Business Licence for the Joint Venture.

Furthermore, additional products, processes and production capacity created from the funds contributed by Party B, as well as in the ordinary course of business, through achieved operational efficiencies, ongoing expansion, and through continuous research and development, shall be encompassed within the scope of business.

2.3

Article 5.1 is hereby deleted in its entirety, and replaced with the following Articles:

Article 5.1

The total amount of investment of the Joint Venture is $US 70,200,000.

2.4

Article 5.2 is hereby deleted in its entirety, and replaced with the following Articles:

Article 5.2

The registered capital of the Joint Venture shall be $US 53,400,000, of which:

Party A has $US 26,166,000, accounting for 49%;

Party B has $US 27,234,000, accounting for 51%.

Increases to registered capital are to be made in accordance with each Party’s respective proportional interest in the Joint Venture, unless agreed to otherwise by the Parties.

2.5

Article 5.3 is hereby deleted in its entirety, and replaced with the following Articles:

Article 5.3

Party A will fulfill its investment in the Joint Venture by contributing existing fixed assets, which represent all the fixed assets required for the business scope as identified in revised Article 4.2 herein, and include:

Party A:

Equipment:

US$17,622,000

Buildings:

US$5,767,200

Property Use:

US$1,121,400

Others:

US$1,655,400

Total:

US$ 26,166,000

2.6

Article 5.7 is hereby deleted in its entirety, and replaced with the following Articles:

Article 5.7

There shall be a further capital contribution to the Joint Venture of US$ 26,234,000, to be provided in cash or in kind, as approved by the Board of Directors of the Joint Venture.

All subsequent capital contributions are to be made in accordance with each Party’s respective proportional interest in the Joint Venture, unless agreed to otherwise by the Parties.

3.

Amendments to Joint Venture Articles of Association

The Parties agree to amend the Joint Venture Articles of Association as follows:

3.1

Article 2.2.1 is hereby deleted in its entirety, and replaced with the following Article:

Article 2.2.1

Copper products and Copper Processing, Other production capabilities or capacity, for which at the date of the signing of these Articles of Association, construction has been commenced and/or completed.

3.2

Article 3.1 is hereby deleted in its entirety, and replaced with the following Article:

Article 3.1

Total Investment.   The total investment of the Joint Venture is US$70,200,000.  The total investment may be modified by the Parties as permitted by applicable People’s Republic of China regulations to meet the needs of The Company.

3.3

Article 3.2 is hereby deleted in its entirety, and replaced with the following Article:

Article 3.1

Registered Capital.  The registered capital of the Joint Venture is US$53,400,000.  The registered capital may be increased by the Parties as permitted by applicable People’s Republic of China regulations to meet the needs of the Company as the Board of Directors may determine in accordance with Articles contained herein.  The registered capital of the Joint Venture can be increased only after the consensus of the two Parties has been obtained, and as approved by unanimous resolution of the Board of Directors.  Increases to registered capital are to be made in accordance with the respective proportional interest in the Joint Venture of the two Parties, unless otherwise agreed between both Parties.  Such increases shall be submitted to the Examination and Approval Authority for examination and approval.  Upon receipt of the approval from the Examination and Approval Authority, the Company shall register the increase in registered capital with the appropriate governing Authority.

3.4

Article 3.3.1 is hereby deleted in its entirety, and replaced with the following Article:

Article 3.3.1

The contribution of Party A is valued at US$26,166,000, representing 49% of the Joint Venture Company.

3.5

Article 3.3.2 is hereby deleted in its entirety, and replaced with the following Article:

Article 3.3.2

The contribution of Party B is valued at US$27,234,000, representing 51% of the Joint Venture Company.

IN WITNESS WHEREOF, the parties have executed this Amending Agreement as of the date and year first above written.

Shandong Jinpeng Copper Co., Ltd.,

Terra Nostra Technology Ltd.

By:       /s/ Ke Zhang

By:     /s/ Sun Liu James Po

Name:

Ke Zhang

Name: Sun Liu James Po